Exhibit 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Cecilia A. Wilkinson PondelWilkinson MS&L 323/866-6060 e-mail: cwilkinson@pondel.com	(Media)	Greg Harrison Vice President/Communications SCPIE Holdings Inc. 310/551-5973 e-mail: gharrison@scpie.com

SCPIE HOLDINGS ANNOUNCES 2003 FOURTH-QUARTER

AND YEAR-END RESULTS; BOARD SUSPENDS CASH DIVIDEND

IN LINE WITH PLAN TO ENHANCE FINANCIAL POSITION

Los Angeles, California – March 9, 2004 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported results for its fourth quarter and full year ended December 31, 2003. The company also announced that its Board of Directors has suspended the regular quarterly cash dividend, reflecting SCPIE’s commitment to strengthen its financial position.

For the 2003 fourth quarter, SCPIE reported net income of $2.6 million, or $0.28 per share, compared with a net loss a year ago of $15.9 million or $1.70 per share. The positive results reflect the benefit of a rate increase implemented on October 1, 2003 in California, together with the progress the company continues to make in its strategic plan, commenced in 2002, to focus on its core California and Delaware healthcare liability insurance business while reducing its exposure to noncore healthcare liability and assumed reinsurance markets.

For the full year, SCPIE recorded a net loss of $12.8 million, or $1.37 per share, compared with a net loss a year ago of $38.4 million, or $4.12 per share. The losses in 2003 and 2002 stemmed almost entirely from SCPIE’s noncore healthcare liability and assumed reinsurance businesses.

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Financial and Operational Highlights

•	The renewal rate for SCPIE’s core direct healthcare liability insurance continued strong in 2003 at 92%.

•	Although SCPIE’s request for a rate increase in California was challenged, the company was ultimately successful in securing a 9.9% increase that took effect October 1, 2003.

•	The company intends to submit its next rate application in California after the full 2003 results have been evaluated.

•	A rate increase of 34.9% was implemented in Delaware in June 2003.

•	Following SCPIE’s withdrawal from noncore direct healthcare liability business in 2002, the company’s exposure in those states continues to decline. During 2003 the number of in-force policies decreased by 2,433 to 379 as of December 31, 2003. Outstanding claims for the related business decreased from 1,033 as of December 31, 2002 to 739 as of December 31, 2003.

•	SCPIE began 2003 with an agreement in place to cede to GoshawK Reinsurance Ltd. (Bermuda) substantially all of SCPIE’s future assumed reinsurance earned premiums, a key element in the company’s strategic plan to improve its financial strength and enhance its leverage ratios.

•	SCPIE’s balance sheet remains debt-free.

“SCPIE ended 2003 on a positive note,” said Donald J. Zuk, President and Chief Executive Officer. “Despite the setback in the third quarter that dampened our full-year performance, the positive effects of the measures we have taken to get SCPIE back on a solid financial footing were demonstrated in our better loss ratios and fourth-quarter profits. With a full year of higher rates ahead of us, and as we gain the advantage of further distance from our noncore businesses, we are optimistic about our ability to demonstrate continuing improvement as 2004 unfolds.”

“While we regret the suspension of the cash dividend,” Zuk added, “the Board and management agree that this action is a prudent measure, consistent with our strategic plan to strengthen SCPIE’s financial position.”

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Core Operating Review

Net earned premium for the company’s core direct healthcare liability insurance business in the fourth quarter of 2003 totaled $29.8 million, down from $32.3 million a year earlier. Net written premiums were $20.9 million in the 2003 fourth quarter, compared with $25.4 million in last year’s fourth quarter. The core business incurred a net underwriting loss of $1.6 million in the 2003 fourth quarter, an improvement from an underwriting loss of $4.1 million in the final quarter of 2002. The fourth quarter GAAP combined ratio for the core business improved to 105.2%, compared with 112.7% in 2002, primarily reflecting the benefit of the rate increase effective October 1, 2003.

For the full 2003 year, net earned premium for the company’s core direct healthcare liability insurance business totaled $119.1 million, compared with $116.1 million for the same period a year earlier. Net written premiums for the core direct healthcare liability insurance business rose to $123.3 million from $117.0 million. For the full 2003 year, the core business incurred an underwriting loss of $10.8 million narrowed from a loss of $12.5 million for the same period last year. The GAAP combined ratio equaled 109.1%, compared with 110.8% in 2002.

Supplemental financial data relating to the performance of the company’s noncore direct healthcare liability operations and its assumed reinsurance business are contained in a detailed statement accompanying this news release.

Financial Summary

Revenues and premiums declined throughout 2003 compared with 2002, reflecting the significant reduction of noncore business during 2003.

Total revenues for the fourth quarter of 2003 were $45.1 million, compared with total revenues of $72.2 million in the final quarter of 2002. Net earned premiums for the fourth quarter of 2003 were $34.3 million, compared with net earned premiums of $50.7 million in the fourth quarter of 2002.

Also included in fourth-quarter total revenues for 2003 are $6.9 million of net investment income, compared with $7.3 million of net investment income in the fourth quarter of 2002. Realized gains of $4.5 million in the fourth quarter of 2003 and $13.5 million in the fourth quarter of 2002 contributed $0.31 and $0.94 to earnings per share, respectively.

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During the fourth quarter of 2003, SCPIE’s GAAP loss ratio declined to 99.5%, compared with 148.8% for last year’s fourth quarter. The GAAP expense ratio for the 2003 fourth quarter was 21.3% versus 42.6% a year ago. The company’s GAAP combined ratio for the quarter was 120.8% compared with 191.4% a year ago.

Total revenues for 2003 were $187.0 million, compared with total revenues of $339.2 million in 2002. Net earned premiums for 2003 were $163.9 million, compared with net earned premiums of $286.1 million in 2002.

Net written premiums for 2003 totaled $147.0 million compared with net written premiums of $251.8 million in 2002.

Also included in total revenues for 2003 is $22.0 million of net investment income, compared with $32.2 million of net investment income in 2002. Realized investment gains of $216,000 in 2003 and $18.9 million in 2002 contributed $0.02 and $1.32 to earnings per share, respectively.

For all of 2003, SCPIE’s GAAP loss ratio equaled 98.5%, compared with 112.0% for 2002. The GAAP expense ratio for the full 2003 year was 28.0% versus 27.9% for 2002. The company’s GAAP combined ratio for the 2003 year was 126.5% compared with 139.9% in 2002.

As of December 31, 2003, SCPIE’s balance sheet remained debt free. Book value per share at December 31, 2003, was $21.79 compared with $24.34 at December 31, 2002.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

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Investor Conference Call

An investor conference call to discuss SCPIE’s fourth-quarter and year-end 2003 results will be conducted today, March 9, 2004, at 9:00 a.m. Pacific Time (12 noon Eastern Time). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.fulldisclosure.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the icon on the homepage of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from approximately 11:00 a.m. (Pacific Time), Tuesday, March 9, to 5:00 p.m. (Pacific Time), Tuesday, March 16. Listeners should call 800/633-8284 (domestic) or 402/977-9140 (international) and use Reservation Number 21186623.

# # #

In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, obtaining necessary rate change regulatory approvals, and expansion of liability insurance business in its principal market are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining premium rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued noncore business (including a contingent liability related to Highlands Insurance Company), and the cyclical nature of the property and casualty industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks, including statutory restrictions on dividends and other intercompany transactions within the company’s holding structure. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be realize.

SCPIE Holdings Inc.

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SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars In thousands)

	December 31, 2003	December 31, 2002
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2003 - $550,794; 2002 - $523,516)	$554,141	$538,675
Equity investments, at fair value (cost 2003 - $15,766; cost 2002 - $29,758)	20,543	34,237

Total securities available-for-sale	574,684	572,912
Other investment	0	15,000
Mortgages & Real estate	10,400	15,407
Cash and Cash Equivalents	62,095	115,787

Total investments	647,179	719,106

Accrued investment income	7,526	8,157
Premiums receivable	120,112	117,335
Reinsurance recoverable on paid and unpaid	151,829	153,589
Deferred policy acquisition costs	9,416	6,858
Federal income taxes receivable	—	10,944
Deferred federal income taxes	43,725	32,356
Property and equipment, net	3,816	5,305
Other assets	7,647	10,116

Total assets	$991,250	$1,063,766

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$643,046	$650,671
Unearned premiums	50,707	67,556

Total reserves	693,753	718,227
Bank loan payable		0
Amounts held for reinsurance	67,223	87,701
Other liabilities	26,086	30,672

Total liabilities	787,062	836,600

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2003 - 9,371,933 shares outstanding 2002 - 9,333,807 shares outstanding	1	1
Additional paid-in capital	37,281	37,805
Retained earnings	264,063	280,609
Treasury stock, at cost (2003 - 2,920,158 shares and 2002 - 2,958,284 shares)	(98,006)	(98,830)
Subscription notes receivable	(3,312)	(3,592)
Accumulated other comprehensive income	4,161	11,173

Total stockholders’ equity	204,188	227,166

Total liabilities and stockholders’ equity	$991,250	$1,063,766

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SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars In thousands, except per-share data)

	Twelve Months Ended		Three Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues:
Net premiums earned	$163,887	$286,063	$34,285	$50,686
Net investment income	21,954	32,231	6,904	7,328
Realized investment gains	216	18,910	4,480	13,531
Other revenue	936	2,030	(592)	634

Total revenues	186,993	339,234	45,077	72,179
Expenses:
Losses & loss adjustment expenses incurred	161,366	320,516	34,104	75,444
Other operating expenses	45,844	79,676	7,311	21,567
Interest expense	—	66	—	—

Total expenses	207,210	400,258	41,415	97,011

Income / (loss) before federal income taxes	(20,217)	(61,024)	3,662	(24,832)

Federal income tax expense / (benefit)	(7,411)	(22,642)	1,042	(8,958)

Net income / (loss)	$(12,806)	$(38,382)	$2,620	$(15,874)

Basic earnings / (loss) per share of common stock	$(1.37)	$(4.12)	$0.28	$(1.70)

Diluted earnings / (loss) per share of common stock	$(1.37)	$(4.12)	$0.28	$(1.70)

Average Number of Shares Outstanding-Basic	9,352,070	9,322,249	9,364,690	9,326,667
Average Number of Shares Outstanding-Diluted	9,352,070	9,322,249	9,364,690	9,326,667

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SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Twelve Months Ended December 31, 2003					Twelve Months Ended December 31, 2002
	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$123,251	$5,338	$18,450		$147,039	$116,984	$21,917	$112,849		$251,750

Net earned premium	119,148	12,312	32,427		163,887	116,126	47,393	122,544		286,063

Net Investment Income				$21,954	21,954				$32,231	32,231
Realized investment gains				216	216				18,910	18,910
Income from Affiliates				—	—					—
Other Revenue				936	936				2,030	2,030

Total Revenue	119,148	12,312	32,427	23,106	186,993	116,126	47,393	122,544	53,171	339,234

Incurred loss and LAE	105,530	27,504	28,332		161,366	105,852	91,604	123,060		320,516
Other Expenses	24,402	3,832	17,610		45,844	22,786	9,612	47,278		79,676
Interest Expense					—				66	66

Net Underwriting Gain/(Loss)	$(10,784)	$(19,024)	$(13,515)		(43,323)	$(12,512)	$(53,823)	$(47,794)		(114,129)

Net Investment income and other revenue				$23,106	23,106				$53,105	53,105

Segment Income / (loss) before federal Income taxes					$(20,217)					$(61,024)

Net cash provided by (used in) operating activities					$(31,771)					$(24,468)

Loss Ratio	88.6%				98.5%	91.2%				112.0%
Expense Ratio	20.5%				28.0%	19.6%				27.9%

Combined Ratio (GAAP)	109.1%				126.5%	110.8%				139.9%

1)	Net written premiums is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premiums is a statutory measure to determine production levels. Net Earned Premiums, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.
2)	Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.
3)	Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.
4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

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SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended December 31, 2003					Three Months Ended December 31, 2002
	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total	Direct Healthcare Liability		Assumed Reinsurance (4)	Other	Total
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$20,887	$352	$6,040		$27,279	$25,440	$630	$(15,400)		$10,670

Net earned premium	29,806	1,501	2,978		34,285	32,306	7,130	11,250		50,686

Net Investment Income				$6,904	6,904				$7,328	7,328
Realized investment gains				4,480	4,480				13,531	13,531
Income from Affiliates				—	—					—
Other Revenue				(592)	(592)				634	634

Total Revenue	29,806	1,501	2,978	10,792	45,077	32,306	7,130	11,250	21,493	72,179

Incurred loss and LAE	24,534	12,945	(3,375)		34,104	31,620	28,567	15,257		75,444
Other Expenses	6,835	398	78		7,311	4,794	3,468	13,305		21,567
Interest Expense				—	—				—	—

Net Underwriting Gain/(Loss)	$(1,563)	$(11,842)	$6,275		(7,130)	$(4,108)	$(24,905)	$(17,312)		(46,325)

Net Investment income and other revenue				$10,792	10,792				$21,493	21,493

Income / (loss) before federal Income taxes					$3,662					$(24,832)

Net cash provided by (used in) operating activities					$7,151					$(19,065)

Loss Ratio	82.3%				99.5%	97.9%				148.8%
Expense Ratio	22.9%				21.3%	14.8%				42.6%

Combined Ratio (GAAP)	105.2%				120.8%	112.7%				191.4%

1)	Net written premiums is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premiums is a statutory measure to determine production levels. Net Earned Premiums, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.
2)	Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.
3)	Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.
4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

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SCPIE Holdings Inc. and Subsidiaries

Reconciliation of Non-GAAP Disclosures

December 31, 2003

(Dollars In Thousands, except per-share data)

	Twelve Months Ended		Quarter Ended
	12/31/2003	12/31/2002	12/31/2003	12/31/2002
Total Premiums
Net Written Premiums	$147,039	$251,750	$27,279	$10,670
Change in Unearned Premiums	16,848	34,313	7,006	40,016

Net Earned Premiums	$163,887	$286,063	$34,285	$50,686

Supplemental Financial Data

Fixed-Income Portfolio

U.S. Government & Agencies	$198,284	35.8%
Mortgage & Asset-Backed	95,541	17.2%
Corporate	260,316	47.0%

Total	$554,141	100.0%

Average Quality		AA
Effective Duration		4.3
Yield to Maturity		3.9%
Weighted average combined maturity		5.21